Exhibit 99.1

SANCHEZ ENERGY ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS AND UPDATES OPERATIONS;
RECORD SECOND QUARTER REVENUES RISE 157% ON 164% HIGHER PRODUCTION

Houston, Texas (August 6, 2014 — PR Newswire) — Sanchez Energy Corporation (NYSE: SN) (the “Company” or “Sanchez Energy”), today announced the Company’s operating and financial results for the second quarter 2014, which included the following highlights:

HIGHLIGHTS FOR SECOND QUARTER 2014

•            Record revenues of $151.7 million, an increase of 157% over the same period a year ago

•            Adjusted EBITDA, a non-GAAP financial measure defined below, of $112.5 million, an increase of 160% over the same period a year ago

•            Adjusted Net Income, a non-GAAP financial measure defined below, of $11.5 million, an increase of 98% compared to the same period a year ago

•            Liquidity of $811 million as of June 30, 2014 consisting of $386 million in cash and cash equivalents and a $437.5 million unused borrowing base (with a $425 million elected commitment amount) under our revolving credit facility

•            Substantial reduction in drilling and completion costs per well, as detailed in the comments below

•            Production of 1,859 MBOE (20,437 BOE/D), an increase of 164% over the same period a year ago and above the midpoint of the production guidance range of 19,000 to 21,000 BOE/D

MANAGEMENT COMMENTS

Tony Sanchez, III, President and Chief Executive Officer of Sanchez Energy, commented: “As of August 1, 2014, Sanchez Energy has officially taken over all operations at Catarina after a brief transition period with Shell. The transition of operations has gone smoothly and the ramp up of Sanchez Energy operations is ahead of schedule. We have fully staffed our operations at Catarina and now have drilling, completion, and artificial lift installation in progress. Additionally, now that we have achieved critical scale from the Catarina assets, we are utilizing a dedicated frac spread as well as direct sourcing of chemicals and proppant. We expect these factors will reduce completions costs by an additional 30%, allowing flexibility to increase fracture stage size or improve returns from a lower development cost.

We plan to apply direct sourcing of chemicals and proppant in our other Eagle Ford areas as the opportunities present themselves. In order to realize these expected significant completion cost savings, some wells scheduled to be completed in the third quarter will now be completed in the fourth quarter. As a result of the production deferment, our third quarter production guidance range of 37,000 to 41,000 BOE/D has been revised to 36,000 to 40,000 BOE/D while our fourth quarter production guidance range of 45,000 to 49,000 BOE/D has increased to 48,000 to 50,000 BOE/D. Production guidance for 2015 is reaffirmed at a range of 53,000 BOE/D to 58,000 BOE/D.

The second quarter of 2014 also marked the continued improvement in drilling efficiencies in the early development of Wycross and Five Mile Creek and the continuation of improvement in our Prost area. Total drilling and completion costs in Marquis are now as low as $7.3 million per well, a major improvement over our initial 2014 planned costs of $8.5 million per well. The lower cost structure gives us confidence in our ability to continue to improve returns on our current reserve base and add new inventory as we continue to step out and appraise the entirety of our acreage using these improved drilling and completion techniques.”

OPERATIONS UPDATE

As detailed in the table below, Sanchez Energy currently has 9 gross rigs (6 operated and 3 non-operated) running across its Eagle Ford and TMS areas with 422 gross producing wells and 40 gross wells in various stages of completion.

				Gross
	Gross	Gross	Net	Wells Waiting /
Project	Producing	Rigs	Rigs	Undergoing
Area	Wells	Running	Running	Completion
Catarina	176	1	1	23
Marquis	63	3	3	10
Cotulla	119	1	1	5
Palmetto	61	1	1	—
TMS / Other	3	3	1	2
Total	422	9	7	40

PRODUCTION VOLUMES, AVERAGE SALES PRICES, OPERATING COSTS PER BOE, AND CAPITAL EXPENDITURES

Sanchez Energy’s mix of hydrocarbon production during the second quarter of 2014 consisted of approximately 73% crude oil, 14% natural gas liquids, or 87% liquids, and 13% natural gas.  By area, Cotulla, Marquis, and Palmetto comprised approximately 42%, 31%, and 27% of total second quarter 2014 production volumes, respectively. The percentage of oil expected in the Company’s third quarter production volumes should decrease as the impact of the production volumes from Catarina begin to flow through our results.  Third quarter volumes are expected to be approximately 50% oil and 27% NGLs, for a total of 77% liquids.

Revenue for the three months ended June 30, 2014 totaled $151.7 million, an increase of 157% over the same period a year ago, due to the addition of 133 gross new wells since the second quarter 2013, including 119 gross wells from ongoing operations and 14 gross wells from the acquisition of new properties.

Production, average sales prices, and operating costs and expenses per BOE for the second quarter 2014 as well as guidance for the third quarter and fourth quarter of 2014 are summarized below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Production volumes -
Oil (MBo)	1,356	541	2,575	818
NGLs (MBbls)	262	84	514	125
Natural gas (MMcf)	1,445	470	2,767	688
Total oil equivalent (MBOE)	1,859	703	3,550	1,058
BOE/Day	20,437	7,726	19,615	5,845

Average sales price, excluding the impact of derivative instruments -
Oil ($ per Bo)	$100.90	$101.42	$99.63	$102.94
NGLs ($ per Bbl)	$30.96	$24.48	$32.32	$23.78
Natural gas ($ per Mcf)	$4.60	$4.61	$4.71	$4.28
Oil equivalent ($ per BOE)	$81.55	$84.05	$80.62	$85.19

Average sales price, including the impact of derivative instruments -
Oil ($ per Bo)	$97.12	$100.10	$96.78	$101.15
NGLs ($ per Bbl)	$30.96	$24.48	$32.32	$23.78
Natural gas ($ per Mcf)	$4.46	$4.61	$4.47	$4.28
Oil equivalent ($ per BOE)	$78.68	$83.03	$78.36	$83.81

Operating costs and expenses ($/BOE):
Oil and natural gas production expenses	$7.48	$9.69	$8.40	$9.52
Production and ad valorem taxes	$4.21	$4.78	$5.13	$5.12
General and administrative, excluding stock based compensation and acquisition costs included in G&A (1)	$6.47	$7.09	$6.03	$8.48

(1) Excludes stock-based compensation of $8.57 and $6.51 per BOE for the three months ended June 30, 2014 and 2013, respectively, and $7.29 and $7.29 per BOE for the six months ended June 30, 2014 and 2013, respectively.  Excludes acquisition costs included in G&A of $0.48 and $4.37 per BOE for the three months ended June 30, 2014 and 2013, respectively, and $0.25 and $3.49 per BOE for the six months ended June 30, 2014 and 2013, respectively.

	Guidance
	3Q14			4Q14

Production (BOE/D)	36,000	-	40,000	48,000	-	50,000

Operating costs and expenses:
Oil and natural gas production expenses ($/BOE)	$8.00	-	$9.00	$8.00	-	$9.00
Production and ad valorem taxes (% of revenue)	7.0%	-	8.0%	7.0%	-	8.0%
Cash G&A ($/BOE)	$3.00	-	$4.00	$3.00	-	$4.00

Sanchez Energy announced that proved reserves from its assets excluding Catarina increased to approximately 60 MMBOE as of June 30, 2014. Inclusive of the Catarina acquisition, the Company’s proved reserves total approximately 117 MMBOE as of June 30, 2014, an increase of over 170% relative to the balance as of June 30, 2013. Crude oil constituted 49% and NGLs constituted 24% (73% liquids) of the Company’s proved reserves as of June 30, 2014, and 56% of the Company’s proved reserves were classified as proved undeveloped as of June 30, 2014 as compared to 70% at June 30, 2013.  The Company’s estimated reserves were prepared by its independent reservoir engineering firm, Ryder Scott & Company, L.P.

Capital expenditures, before estimated accruals, for the second quarter 2014 were approximately $225 million, and capital expenditures incurred during the second quarter, including accruals, were approximately $191 million.

HEDGING UPDATE

During the second quarter of 2014 and subsequent to quarter end, Sanchez Energy entered into additional derivative contracts covering anticipated future production in 2014 and 2015. Sanchez Energy currently has approximately 3.5 million barrels of anticipated crude production and 4.1 Bcf of gas production for 2014 hedged, or approximately 4.1 million BOE, which represents approximately 40% of its anticipated total 2014 production at the mid-point of its guidance range. Approximately 5.7 million BOE are currently hedged for 2015, which represents approximately 25% to 30% of anticipated production at the mid-point of the guidance range. A schedule of all current hedges for 2014 and 2015 production is included herein.

SHARE COUNT

As of June 30, 2014, the Company had 58,125,398 total shares outstanding with a quarterly weighted average outstanding share count of 53,051,116, as a result of a follow-on offering of common stock of 5,000,000 shares on June 12, 2014.  If all Series A and Series B Convertible Perpetual Preferred Stock were assumed to be converted, total shares outstanding as of June 30, 2014 would have been 70,766,531.

CONFERENCE CALL

Sanchez Energy will host a conference call for investors on August 7, 2014 at 2:00 p.m. EST (1:00 p.m. CST, 12:00 p.m. MST and 11:00 a.m. PST, respectively).  Interested investors can listen to the call by visiting our website at www.sanchezenergycorp.com and clicking on the Second Quarter 2014 Conference Call button.  Webcast, both live and rebroadcast, will be available over the internet at: http://edge.media-server.com/m/p/5koskuks/lan/en

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional oil resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale in South Texas where we have assembled approximately 224,000 net acres and the Tuscaloosa Marine Shale in Mississippi and Louisiana where we have assembled approximately 58,000 net acres.  For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to the anticipated benefits of our acquisitions, any planned takeover of operations, and the rate of development of new plays that we enter into. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to failure of acquired assets to produce as anticipated, failure to successfully integrate acquired assets, failure to continue to produce oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2013 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

Company contact:

Michael G. Long
Executive Vice President and Chief Financial Officer
Sanchez Energy Corp.
713-783-8000

Gleeson Van Riet
Senior Vice President, Capital Markets and Investor Relations
Sanchez Energy Corp.
713-783-8000

(Financial Highlights to follow)

SANCHEZ ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
REVENUES:
Oil sales	$136,902	$54,872	$256,577	$84,199
Natural gas liquids sales	8,116	2,047	16,609	2,976
Natural gas sales	6,643	2,166	13,037	2,946
Total revenues	151,661	59,085	286,223	90,121

OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	13,911	6,813	29,823	10,072
Production and ad valorem taxes	7,842	3,361	18,245	5,411
Depreciation, depletion, amortization and accretion	70,583	24,623	131,834	37,996
General and administrative (inclusive of stock-based compensation expense of $15,943 and $4,578, respectively, for the three months ended June 30, 2014 and 2013, and $25,878 and $7,712, respectively, for the six months ended June 30, 2014 and 2013.	28,869	12,632	48,178	20,369
Total operating costs and expenses	121,205	47,429	228,080	73,848

Operating income	30,456	11,656	58,143	16,273

Other income (expense):
Interest and other income	3	51	15	72
Interest expense	(17,261)	(7,069)	(30,533)	(8,153)
Net gains (losses) on commodity derivatives	(31,900)	4,252	(41,017)	624
Total other expense, net	(49,158)	(2,766)	(71,535)	(7,457)

Income (loss) before income taxes	(18,702)	8,890	(13,392)	8,816

Income tax benefit	(6,544)	—	(4,679)	—

Net income (loss)	(12,158)	8,890	(8,713)	8,816

Less:
Preferred Stock dividends	(7,132)	(5,484)	(25,325)	(7,556)
Net income allocable to participating securities	—	(159)	—	(56)

Net income (loss) attributable to common stockholders	$(19,290)	$3,247	$(34,038)	$1,204
Net income (loss) per common share - basic and diluted (2)(3)	$(0.38)	$0.10	$(0.70)	$0.04

Adjusted EBITDA, as defined (1)	$112,536	$43,211	$208,729	$64,205
Adjusted net income attributable to common stockholders, as defined (1)	$11,530	$5,802	$20,853	$10,105
Adjusted net income per common share - basic and diluted(1)(2)(3)	$0.23	$0.17	$0.43	$0.30

Weighted average number of shares used to calculate net income (loss) and Adjusted net income attributable to common stockholders - basic and diluted (2)(3)	50,602	33,485	48,825	33,292

(1)         Adjusted EBITDA, Adjusted net income attributable to common stockholders and Adjusted net income per common share are defined below.

(2)         The three and six months ended June 30, 2014 excludes 423,771 and 829,375 shares of weighted average restricted stock and 13,253,510 and 14,502,257 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series

B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share and diluted Adjusted net income per common share as these shares were anti-dilutive.

(3)         The three and six months ended June 30, 2013 excludes 208,130 and 539,141 shares of weighted average restricted stock and 17,491,500 and 12,466,950 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted earnings per common share and diluted Adjusted net income per common share as these shares were anti-dilutive.

SANCHEZ ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2014	2013
	(In thousands)
ASSETS:
Cash and cash equivalents	$385,871	$153,531
Oil and natural gas receivables	56,456	51,960
Joint interest billing receivables	15,470	5,803
Fair value of derivative instruments, current	63	—
Deferred tax asset, current	18,471	6,882
Other current assets	5,893	1,386
Oil and natural gas properties, net	2,163,114	1,385,488
Fair value of derivative instruments, long term	108	1,304
Debt issuance costs, net	45,157	19,806
Other assets	13,450	2,993

TOTAL ASSETS	$2,704,053	$1,629,153

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	$11,663	$46,900
Accounts payable - related entities	1,888	961
Other payables	6,907	2,963
Accrued liabilities	123,550	102,455
Deferred premium liability, current	3,143	717
Fair value of derivative instruments, current	27,148	4,623
Long term debt, net of discount	1,443,710	593,258
Asset retirement obligation	22,626	4,130
Deferred tax liability, long term	17,778	10,868
Deferred premium liability, noncurrent	2,466	4,891
Fair value of derivative instruments, long term	9,421	78
Stockholders’ equity	1,033,753	857,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,704,053	$1,629,153

SANCHEZ ENERGY CORPORATION

HEDGING ACTIVITY SUMMARY

As of June 30, 2014, the Company had the following crude oil swaps, collars, and put spreads covering anticipated future production:

	Derivative
Contract Period	Instrument	Barrels	Purchased	Sold	Pricing Index
July 1, 2014 - December 31, 2014	Swap	138,000	$92.00	n/a	NYMEX WTI
July 1, 2014 - December 31, 2014	Swap	138,000	$91.35	n/a	NYMEX WTI
July 1, 2014 - December 31, 2014	Swap	138,000	$92.45	n/a	NYMEX WTI
July 1, 2014 - December 31, 2014	Swap	184,000	$95.45	n/a	NYMEX WTI
July 1, 2014 - December 31, 2014	Swap	184,000	$93.25	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$89.65	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$90.05	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$88.48	n/a	NYMEX WTI
January 1, 2015 - December 31, 2015	Swap	365,000	$88.35	n/a	NYMEX WTI
July 1, 2014 - December 31, 2014	Collar	184,000	$90.00	$99.10	NYMEX WTI
July 1, 2014 - December 31, 2014	Put Spread	184,000	$90.00	$75.00	NYMEX WTI

As of June 30, 2014, the Company had the following crude oil enhanced swaps covering anticipated future production:

Contract Period	Barrels	Purchased	Put	Pricing Index
January 1, 2015 - December 31, 2015	365,000	$91.46	$75.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$93.13	$75.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$92.20	$75.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$91.46	$75.00	NYMEX WTI

As of June 30, 2014, the Company had the following natural gas swaps and collars covering anticipated future production:

	Derivative
Contract Period	Instrument	Mmbtu	Purchased	Sold	Pricing Index
July 1, 2014 - December 31, 2014	Swap	368,000	$4.23	n/a	NYMEX NG
July 1, 2014 - December 31, 2014	Swap	368,000	$4.23	n/a	NYMEX NG
July 1, 2014 - December 31, 2014	Swap	368,000	$4.24	n/a	NYMEX NG
July 1, 2014 - December 31, 2014	Swap	368,000	$4.61	n/a	NYMEX NG
July 1, 2014 - December 31, 2014	Collar	368,000	$4.00	$4.50	NYMEX NG

As of June 30, 2014, the Company had the following natural gas enhanced swaps covering anticipated future production:

Contract Period	Mmbtu	Purchased	Put	Pricing Index
January 1, 2015 - December 31, 2015	2,190,000	$4.44	$3.75	NYMEX NG
January 1, 2015 - December 31, 2015	1,095,000	$4.40	$3.75	NYMEX NG
January 1, 2015 - December 31, 2015	730,000	$4.50	$3.75	NYMEX NG

As of June 30, 2014, the Company had the following three-way crude oil collar contracts that combine a long and short put with a short call:

Contract Period	Barrels	Short Put	Long Put	Short call	Pricing Index
July 1, 2014 - December 31, 2014	276,000	$65.00	$85.00	$102.25	NYMEX WTI
July 1, 2014 - December 31, 2014	184,000	$75.00	$95.00	$107.50	LLS
July 1, 2014 - December 31, 2014	184,000	$75.00	$90.00	$96.22	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$95.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$95.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$70.00	$85.00	$94.75	NYMEX WTI

Subsequent to quarter end, the Company entered into the following three-way crude oil and natural gas collar contracts that combine a long and short put with a short call:

Contract Period	Barrels	Short Put	Long Put	Short Call	Pricing Index
January 1, 2015 - December 31, 2015	365,000	$75.00	$90.00	$97.00	NYMEX WTI
January 1, 2015 - December 31, 2015	365,000	$75.00	$90.00	$97.25	NYMEX WTI

Contract Period	Mmbtu	Short Put	Long Put	Short Call	Pricing Index
July 1, 2014 - December 31, 2015	2,590,000	$3.50	$4.00	$4.90	NYMEX NG
July 1, 2014 - December 31, 2015	2,590,000	$3.50	$4.00	$4.90	NYMEX NG

SANCHEZ ENERGY CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(unaudited)

I.                Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define Adjusted EBITDA as net income (loss):

Plus:

•                  Interest Expense, including net losses (gains) on interest rate derivative contracts;

•                  Net losses (gains) on commodity derivatives;

•                  Net settlements on commodity derivatives;

•                  Premiums (paid) on commodity derivative contracts;

•                  Depreciation, depletion, amortization, and accretion;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative;

•                  Income tax expense (benefit);

•                  Loss (gain) on sale of oil and natural gas properties;

•                  Impairment of oil and natural gas properties; and

•                  Other non-recurring items that we deem appropriate.

Less:

•                  Interest income; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$(12,158)	$8,890	$(8,713)	$8,816
Plus:
Interest expense	17,261	7,069	30,533	8,153
Net losses (gains) on commodity derivatives	31,900	(4,252)	41,017	(624)
Net settlements on commodity derivatives	(5,336)	(260)	(8,016)	(556)
Premiums paid on commodity derivative contracts	—	(455)	—	(905)
Depreciation, depletion, amortization and accretion	70,583	24,623	131,834	37,996
Stock-based compensation	15,943	4,578	25,878	7,712
Acquisition costs included in G&A	890	3,069	890	3,685
Income tax benefit	(6,544)	—	(4,679)	—
Less:
Interest income	(3)	(51)	(15)	(72)
Adjusted EBITDA	$112,536	$43,211	$208,729	$64,205

Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

II.           We present Adjusted Net Income attributable to common stockholders (“Adjusted Net Income”) in addition to our reported net income (loss) in accordance with GAAP. This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and stock-based compensation expense will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results. We define Adjusted Net Income as net income (loss):

Plus:

•                  Non-cash preferred stock dividends associated with conversion;

•                  Net losses (gains) on commodity derivatives;

•                  Net settlements on commodity derivatives;

•                  Premiums (paid) on commodity derivative contracts;

•                  Stock-based compensation expense;

•                  Acquisition costs included in general and administrative;

•                  Other non-recurring items that we deem appropriate; and

•                  Tax impact of adjustments to net income (loss).

Less:

•                  Preferred stock dividends; and

•                  Other non-recurring items that we deem appropriate.

The following table presents a reconciliation of our net income (loss) to Adjusted Net Income (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income (loss)	$(12,158)	$8,890	$(8,713)	$8,816
Less: Preferred stock dividends	(7,132)	(5,484)	(25,325)	(7,556)
Net income (loss) attributable to common shares and participating securities	(19,290)	3,406	(34,038)	1,260
Plus:
Non-cash preferred stock dividends associated with conversion	3,112	—	17,013	—
Net losses (gains) on commodity derivative contracts	31,900	(4,252)	41,017	(624)
Net settlements on commodity derivative contracts	(5,336)	(260)	(8,016)	(556)
Premiums paid on commodity derivative contracts	—	(455)	—	(905)
Stock-based compensation	15,943	4,578	25,878	7,712
Acquisition costs included in general and administrative	890	3,069	890	3,685
Tax impact (1)	(15,131)	—	(20,883)	—
Adjusted net income	12,088	6,086	21,861	10,572
Adjusted net income allocable to participating securities	(558)	(284)	(1,008)	(467)
Adjusted net income attributable to common stockholders	$11,530	$5,802	$20,853	$10,105
Adjusted net income per common share - basic and diluted (2)(3)	$0.23	$0.17	$0.43	$0.30

Weighted average number of unrestricted outstanding common shares used to calculate Adjusted net income per common share- basic and diluted (2)(3)	50,602	33,485	48,825	33,292

(1)               The tax impact is computed by utilizing the Company’s effective tax rate on the adjustments to reconcile net income to Adjusted net income but excludes non-cash preferred stock dividends associated with conversion.

(2)               The three and six months ended June 30, 2014 excludes 423,771 and 829,375 shares of weighted average restricted stock and 13,253,510 and 14,502,257 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted adjusted net income per common share as these shares were anti-dilutive.

(3)               The three and six months ended June 30, 2013 excludes 208,130 and 539,141 shares of weighted average restricted stock and 17,491,500 and 12,466,950 shares of common stock resulting from an assumed conversion of the Company’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock from the calculation of the denominator for diluted adjusted net income per common share as these shares were anti-dilutive.

Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by or used in operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.